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                                                                  Exhibit 3.i(e)


                          CERTIFICATE OF INCORPORATION

                                     -of-


                                GSL CORPORATION


                                    -00O00-


     FIRST: The name of the Corporation is GSL Corporation (hereinafter sometimes called the "Corporation").

     SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD: The nature of the business or purposes to be conducted or promoted are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares of stock which the Corporation has authority to issue is 1,300,000 shares, consisting of:

     (1) 400,000 shares of Class A Common Stock, par value $.01 per share ("Class A Common");

     (2) 200,000 shares of Class B Common Stock, par value $.01 per share ("Class B Common");

     (3) 200,000 shares of Class C Common Stock, par value $.01 per share ("Class C Common");

     (4) 200,000 shares of Class D Common Stock, par value $.01 per share ("Class D Common" and collectively

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                                         -2-


with the Class B Common and the Class C Common, the "Class B Securities");

     (5) 150,000 shares of Class E Common Stock, par value $.01 per share ("Class E Common"); and

     (6) 150,000 shares of Class F Common Stock, par value $.01 per share ("Class F Common").

     Class A Common, Class B Common, Class C Common, Class D Common, Class E Common and Class F Common are collectively referred to herein as "Common Stock." The Class C Common and Class D Common shall be issuable only as set forth in Parts 4, 5, 6, and 7 of Section A below.

                            A.  COMMON STOCK

Part 1.  VOTING RIGHTS.

     1A. GENERALLY. Except as specifically required under the General Corporation Law of the State of Delaware and subject to Part 9 below, the holders of Class A Common will be entitled to one vote per share and shall vote as on, class one all matters to be voted on by the Corporation's stockholders, provided that no amendment to this Section A of Article Fourth shall be effective without the concurrence of a majority of each class of Common Stock, voting separately. Except as provided herein and as otherwise provided by law, the holders of Class B Common, Class C Common, Class D Common, Class E Common and Class F Common will have no voting rights.

     1B. ELECTION OF DIRECTORS. The number of directors which shall constitute the Board of Directors shall be not less than three nor more than five which exact number shall be established in the By-laws of the Corporation and shall initially be three. At all elections of directors, each holder of Class A Common shall be entitled to as may votes as shall equal the number of votes which (except for this provision as to cumulative voting) it would be entitled to cast for the election of directors with respect to his shares of Class A Common multiplied by the number of directors to be elected, and may cast all such votes for a single director or may distribute them among any two or more of the directors to be voted for as he sees fit.

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     1C.  VOTING RIGHTS OF CLASS B COMMON, CLASS C COMMON AND CLASS D COMMON.
In addition to the rights set forth in Part 9, the holders of Class B Common, Class C Common and Class D Common shall be entitled to voting rights with respect to all or any portion of its shares identical to those voting rights of the holders of Class A Common and to be considered members of the same class as the holders of Class A Common in the event that there is a proposal to amend any provision of this Restated Certificate of Incorporation; provided, however, that the voting rights conferred pursuant to this Section would not enable any holder of Class B Securities to vote more than 50% of the aggregate number of shares of Common Stock eligible to vote.

Part 2.  DIVIDENDS.

     When and as dividends are declared thereon, the holders of Common Stock will be entitled to share equally, share for share, in such dividends.

Part 3.  LIQUIDATION.

     The holders of Common Stock then outstanding shall be entitled to receive ratably all remaining assets of the Corporation to be distributed upon any liquidation, dissolution or winding up of the Corporation.

Part 4.  CLASS B COMMON AND CONVERSION.

     4A. MANDATORY CONVERSION. On July 1, 1993, without any action on the part of any holder of Class B Common, all issued and outstanding shares of Class B Common shall be converted into shares of Class C Common as follows:

          (1)  If the Cumulative EBITD of the Corporation (as defined in Part
     4B) for the three fiscal years ending March 27, 1993 is less the EBITD Target A (as defined in Part 4B), each share of Class B Common issued and outstanding on such date shall be converted into one share of Class C Common; or

          (2) If the the Cumulative EBITD of the Corporation for the three fiscal years ending March 27, 1993 equals or exceeds EBITD Target A, each share of Class B Common issued and outstanding on such date shall be converted into 0.81818 shares of Class C Common.



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     4B.     DEFINITIONS.

                        As used in this Part 4 or in Part 5:

                (1) The term "Cumulative EBITD" of the Corporation shall mean the sum of the following (without duplication) for the Corporation and its direct and indirect subsidiaries and NAMSCO Inc. and its direct and indirect subsidiaries, each on a consolidated basis, determined by the Corporation's independent certified public accountants in accordance with generally accepted accounting principles as at March 30, 1990: (i) net earnings (or loss) after taxes for such period, PLUS (ii) amounts deducted from net revenues in determining such net earnings (or loss) on account of (x) depreciation and amortization, (y) interest expense (net of interest income) and (z) taxes on income, PLUS (iii) non-recurring losses for such period, MINUS (iv) nonrecurring gains for such period, PLUS (v) the average annual EBITD contribution for the last 12 fiscal quarters immediately preceding their sale of any assets sold by the Corporation (or any subsidiary of the corporation) after March 31, 1990 including the stock of a subsidiary.

                (2) The terms "EBITD Target A," EBITD Target B" and "EBITD Target C" shall have the meanings ascribed thereto in the Stockholders Agreement.

     4C.     CANCELLATION OF CLASS B COMMON SHARES. Upon the conversion of shares of Class B Common into shares of Class C Common as set forth in Subpart 4A above, all shares of Class B Common issued and outstanding shall be canceled and no further Class B Common shares shall be issued. Each holder of a stock certificate or certificates representing share of Class B Common outstanding immediately prior to such cancellation, upon surrender of such certificate or certificates to the Corporation, shall be entitled to receive a stock certificate or certificates, as the case may be, representing the number of shares of Class C Common calculated in accordance with Subpart 4A above for each shares of Class B Common held immediately prior to cancellation. The issuance of certificates for Class C Common upon the conversion of Class B Common, will be made without charge to holders of such shares for any issuance tax in respect thereof or other costs incurred by the Corporation in connection with such conversion and the related issuance of Class C Common. The Corporation will not close its books against the transfer of shares of Class

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                                      -5-

B Common in any manner which interferes with the timely conversion of any shares of Class B Common.

Part 5. CLASS C COMMON CONVERSION.

     5A. MANDATORY CONVERSION. On July 1, 1995, without any action on the part of any holder of Class C Common, all issued and outstanding shares of Class C Common shall be converted into shares of Class D Common as follows:

                (1) If the Cumulative EBITD of the Corporation for the five fiscal years ending March 25, 1995 is less than EBITD Target B, each share of Class C Common issued and outstanding on such date shall be converted into one share of Class D Common; or

                (2) If the Cumulative EBITD of the Corporation for the five fiscal years ending March 25, 1995 equals or exceeds EBITD Target B but is less than EBITD Target C, (a) in the event that shares of Class C Common were issued pursuant to Subpart 4A(1) above, then each share of Class C Common issued and outstanding on such date shall be converted into 0.66667 shares of Class D Common and (b) in the event that shares of Class C Common were issued pursuant to Subpart 4A(2) above, then each share of Class C Common issued and outstanding on such date shall be converted into 0.81481 shares of Class D Common; or

                (3) If the Cumulative EBITD of the Corporation for the five fiscal years ending March 25, 1995 equals or exceeds EBITD Target C, (a) in the event that shares of Class C Common were issued pursuant to Subpart 4A(1) above, then each share of Class C Common issued and outstanding on such date shall be converted into 0.53846 shares of Class D Common and (b) in the event that shares of Class C Common were issued pursuant to Subpart 4A(2) above, then each share of Class C Common issued and outstanding on such date shall be converted into 0.65812 shares of Class D Common.

     5B. CANCELLATION OF CLASS C COMMON SHARES. Upon the conversion of shares of Class C Common into shares of Class D Common as set forth in subpart 5A above, all shares of Class C Common issued and outstanding shall be canceled and no further Class C Common shares shall be issued. Each holder of a stock certificate or certificates representing shares of Class C Common outstanding immediately prior to

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such cancellation, upon surrender of such certificate or certificates to the
Corporation, shall be entitled to receive a stock certificate or certificates, as the case may be, representing the number of shares of Class
D Common calculated in accordance with Subpart 5A above for each share of Class C Common held immediately prior to cancellation. The issuance of certificates for Class D Common upon the conversion of Class C Common, will be made without charge to holders of such shares for any issuance tax in respect thereof or other costs incurred by the Corporation in connection with such conversion and the related issuance of Class D Common. The Corporation will not close its book against the transfer of shares of Class C Common in any manner which interferes with the timely conversion of any shares of Class C Common.

Part 6. ALTERNATIVE CLASS B COMMON OR CLASS C COMMON CONVERSION

     6A. MANDATORY CASH OUT CONVERSION. If at any time prior to July 1, 1995, there has been a "Cash Out" (as defined in the Senior Note Agreement), then, without any action on the part of any holder of Class B Common or Class C Common, all issued and outstanding shares of Class B Common or Class C Common shall be converted into shares of Class D Common as follows:

     (1) If the Time Weighted ROI is less than 23% or the Minimum Capital Return is less than $115,500,000, then each share of Class B Common or Class C Common issued and outstanding on the date of the Cash Out shall be converted into one share of Class D Common;

     (2) If the Time Weighted ROI is at least 23% but less than 25% and the Minimum Capital Return is at least $115,500,000, (a) in the event that (i) shares of Class B Common are issued and outstanding or (ii) shares of Class C Common were issued pursuant to Subpart 4A(1) above, then each share of Class B Common or Class C Common issued and outstanding on the date of the Cash Out, as the case may be, shall be converted into 0.81818 shares of Class D Common and (b) in the event that shares of Class C Common were issued pursuant to Subpart 4A(2) above, then each share of Class C Common issued and outstanding on the date of the Cash Out shall be converted into one share of Class D Common;

     (3) If the Time Weighted ROI is at least 25% but less than 27% and the Minimum Capital Return is at least $130,900,000, (a) in the event that (i) shares of Class B

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Common are issued and outstanding or (ii) shares of Class C Common were issued pursuant to Subpart 4A(1) above, then each share of Class B Common or Class C Common issued and outstanding on the date of the Cash Out shall be converted into 0.66667 shares of Class D Common and (b) in the event that shares of Class C Common were issued pursuant to Subpart 4A(2) above, then each share of Class C Common issued and outstanding on the date of the Cash Out, as the case may be, shall be converted into 0.81481 shares of Class D Common; or

     (4) If the Time Weighted ROI is at least 27% and the Minimum Capital Return is at least $146,300,000, (a) in the event that (i) shares of Class B Common are issued and outstanding or (ii) shares of Class C Common were issued pursuant to Subpart 4A(1) above, then each share of Class B Common or Class C Common, as the case may be, shall be converted into 0.53846 shares of Class D Common, and (b) in the event that shares of Class C Common were issued pursuant to Subpart 4A(2) above, then each share of Class C Common issued and outstanding on the date of the Cash Out shall be converted into
0.65812 shares of Class D Common.

     6B. DEFINITION OF TIME WEIGHTED ROI AND MINIMUM CAPITAL RETURN. The term "Time Weighted ROI" shall mean that rate of return at which the discounted value (compounded semi-annually) of each cash payment (including interest, pre-payment premium and dividends) with respect to the subordinated debt issued under the Subordinated Note Agreement, the preferred stock and Class B Common Stock, Class C Common Stock and Class D Common Stock of NAMSCO Inc. and the Class D Common (after giving effect to the mandatory conversion described herein), including all payments in connection with the Cash Out equals $77 million. The term "Minimum Capital Return" shall mean the sum of all cash payments made with respect to (i) the principal amount of the subordinated debt issued under the Subordinated Note Agreement (including any prepayment premium but excluding payments of interest thereon), (ii) the stated value of the preferred stock of NAMSCO Inc. (but excluding payments with respect to accrued dividends added to such stated value and excluding payments with respect to shares of preferred stock of NAMSCO Inc. issued as dividends), (iii) the shares of Class D Common (after giving effect to the mandatory conversion described herein) and (iv) the shares of Class B Common, Class C Common and Class D Common of NAMSCO Inc.

     6C. CANCELLATION OF CLASS B COMMON OR CLASS C COMMON SHARES. Upon the conversion of shares of Class B

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                                      -8-

Common or Class C Common into shares of Class D Common as set forth in Subpart 6A above, all shares of Class B Common or Class C Common issued and outstanding shall be canceled and no further Class B Common or Class C Common shares shall be issued. Each holder of a stock certificate or certificates representing shares of Class B Common or Class C Common outstanding immediately prior to such cancellation, upon surrender of such certificate or certificates to the Corporation, shall be entitled to receive a stock certificate or certificates, as the case may be, representing the number of shares of Class D Common calculated in accordance with Subpart 6A above for each share of Class B Common or Class C Common held immediately prior to cancellation. The issuance of certificates for Class D Common upon the conversion of Class B Common or Class C Common, will be made without charge to holders of such shares for any issuance tax in respect thereof or other costs incurred by the Corporation in connection with such conversion and the related issuance of Class D Common. The Corporation will not close its book against the transfer of shares of Class B Common or Class C Common in any manner which interferes with the timely conversion of any shares of Class B Common or Class C Common.

Part 7.  ANTI-DILUTION PROTECTION

     7A. Notwithstanding anything to the contrary contained in Part 4, Part 5 or Part 6 above, in the event that the Corporation shall issue shares of Class A Common, Class E Common or Class F Common other than First Refusal Securities (as defined in the Stockholders Agreement), or shares issued with the prior written consent of a majority of the Class B Securities, the conversion ratios contained Part 4, Part 5 and Part 6 shall be adjusted so that, after any such conversion

     (1) the holders of Class C Common shall hold, in the aggregate, no less than

          (a) 50% of the outstanding Common Stock of the Corporation if such conversion occurs pursuant to Subpart 4A(1), or

          (b) 45% of the outstanding Common Stock of the Corporation if such conversion occurs pursuant to Subpart 4A(2); and

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                                      -9-

     (2) the holders of Class D Common shall hold, in the aggregate, no less than

          (a) 50% of the outstanding Common Stock of the Corporation if such conversion occurs pursuant to Subpart 4A(1) and either (i) Subpart 5A(1) or (ii) Subpart 6A(1), or

          (b) 45% of the outstanding Common Stock of the Corporation if such conversion occurs pursuant to (i) Subpart 4A(2) and either (A) Subpart 5A(1) or (B) Subpart 6A(1) or (ii) Subpart 6A(2), or

          (c) 40% of the outstanding Common Stock of the Corporation if such conversion occurs pursuant to (i) Subpart 5A(2) or (ii) Subpart 6A(3), or

          (d) 35% of the outstanding Common Stock of the Corporation if such conversion occurs pursuant to (i) Subpart 5A(3) or (ii) Subpart 6A(4).

     7B. After July 1, 1995, in the event that the Corporation shall issue such shares of Class A Common, Class E Common or Class F Common other than First Refusal Securities or shares issued with the prior written consent of a majority of the Class B Securities, the Corporation shall issue such shares of Class D Common, pro rata to the holders thereof to maintain the percentage of the issued and outstanding Common Stock represented by the issued and outstanding Class D Common. In the event that shares of Class D Common are issued pursuant to this Subpart 7B and, as a result of a "determination" as defined in Section 1313(a) of the Internal Revenue Code of 1986, as amended (the "Code"), any holder is treated as receiving a distribution pursuant to Code Section 301, then the Corporation shall hold such holder harmless from such distribution on an after-tax basis.

Part 8.  CONVERSION OF CLASS E COMMON AND CLASS F COMMON.

     8A. In connection with, or the reasonable expectation of, (i) any public offering or public sale of Class A Common (including a registered offering and a sale pursuant to Rule 144 issued by the Securities and Exchange

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                                      -10-

Commission or any similar rule then in force), (ii) the sale to any person or group of persons (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of securities possessing in the aggregate the ordinary voting power to elect a majority of the Corporation's directors, which sale has been approved by the Corporation's board of directors, (iii) the sale to any person or group of persons (as defined in Section 13(d)(3) of the Exchange Act) (provided such person or group of persons immediately after such sale owns or has the right to acquire not more than 2 percent of the Class A Common then outstanding), (iv) the sale to any person or group of persons that possess or will possess in the aggregate the ordinary voting power to elect a majority of the Corporation's directors (excluding the shares of Class E Common and Class F Common being converted); or (v) any merger or consolidation pursuant to which any person or group of persons will possess in the aggregate the ordinary voting power to elect a majority of the Corporation's directors, which merger or consolidation has been approved by the Corporation's board of directors, each record holder of Class E Common or Class F Common is entitled to convert into the same number of shares of Class A Common any or all of such holder's shares of Class E Common or Class F Common actually being distributed to the public, sold to an underwriter, broker-dealer or market maker for actual sale to the public or sold to the third-party purchaser. The Corporation will at all times reserve and keep available out of its authorized but unissued shares of Class A Common, solely for issue upon such exchanges, the number of shares deemed sufficient by the Corporation for such purposes.

     8B.  (i)   Each conversion of shares of Class E Common or Class F Common into shares of Class A Common will be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Corporation at any time during normal business hours, together with a written notice by the holder of such Class E Common or Class F Common stating that such holder desires to convert the shares, or a stated number of the shares, of such Class E Common or Class F Common represented by such certificate or certificates into shares of Class A Common. Such conversion will be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered and such notice has been received, and at such time the rights of the holder of the converted Class E Common or Class F Common as such holder will cease and the person or persons in whose name or names the certificate or

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                                      -11-

certificates for shares of Class A Common are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of Class A Common represented thereby.

              (ii) Promptly after such surrender and the receipt of such written notice, the Corporation will issue and deliver in accordance with the surrendering holder's instructions (a) the certificate or certificates for the Class A Common issuable upon such conversion and (b) a certificate representing any Class E Common or Class F Common which was represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which was not converted.

              (iii) The issuance of certificates for Class A Common upon conversion of Class E Common or Class F Common will be made without charge to the holders of such shares for an issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of Class A Common.

              (iv) The Corporation will not close its books against the transfer of shares of Common Stock in any manner which would interfere with the timely conversion of any shares of Common Stock.

     Part 9. ADDITIONAL VOTING RIGHTS OF CLASS B COMMON, CLASS C COMMON, CLASS D COMMON AND CLASS F COMMON.

     9A. Upon the occurrence of a Conversion Event, each Institutional Holder, within a period of 60 days after the occurrence of such Conversion Event, or within 60 days after the acquisition of Class B Common, Class C Common, Class D Common or Class F Common by any transferee, such transferee, at its option, upon written notice given in accordance with this Subpart 9A, shall be entitled to voting rights with respect to all or any portion of its shares identical to those voting rights of the holders of Class A Common and to be considered members of the same class as the holders of Class A Common in all matters. Notice of the exercise of the option conferred pursuant to this Subpart 9A shall be given to the Board of Directors of the Corporation not less than 10 days prior to the date of the first stockholders' vote in which the holder of Class B Common, Class C Common, Class D Common or Class F Common exercising such option desires, but would not otherwise be able, to participate provided a notice thereof has been duly delivered in accordance with paragraph 9L of the Stockholders Agreement. The allocation of voting rights to

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shares of Class B Common, Class C Common, Class D Common, or Class F Common
pursuant to this option shall be irrevocable.

     9B. For purposes of this Section A of Article Fourth, the following terms shall have the following meaning:

         "CONVERSION EVENT" means any of the following events (as reasonably determined by any Institutional Holder in a written notice to the Corporation):

          (i) the Corporation shall have registered any of its shares of Capital Stock under the Securities Act of 1933, as amended (the "Securities Act"), for the purpose of offering such shares to the public, either on its own behalf or on behalf of one or more of the holders of such shares;

          (ii) more than thirty percent (30%) of the aggregate voting power of all then outstanding shares of Class A Common (including securities convertible or exchangeable by their terms into Class A Common) and all other securities of the Corporation with similar general voting rights (including securities convertible or exchangeable by their terms into such securities and any shares of Class B Common, Class C Common, Class D Common or Class F Common granted voting rights pursuant to this Part 9) shall be held (a) by any person other than a Designated Stockholder (as defined below) or (b) by any two or more persons who "act as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of securities" of the Corporation within the meaning of Section 13(d)(3) of the Exchange Act (other than a partnership, limited partnership, syndicate or other group a majority of the voting power of which may be exercised by Designated Stockholders). For the purposes of this paragraph, a "Designated Stockholder" means Messrs. D. George Harris, Anthony J. Petrocelli, Richard J. Donahue and Mark C. Demetree and CMIHI or any Affiliate of such stockholders;

          (iii) the Corporation shall merge or consolidate with any Person (other than pursuant to transactions involving the merger of the Corporation with any wholly-owned subsidiary) or shall sell all or substantially all of the Corporation's assets or earning power to another person;

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                                     -13-


          (iv) holders of Class B Common, Class C Common, Class D Common or Class F Common shall at any time beneficially own, directly or indirectly, on a fully-diluted basis, less than twenty percent (20%) of the outstanding shares of Common Stock on a fully-diluted basis;

          (v) the Corporation has suffered an event of default, and such event of default has not been waived or cured, under any agreement pursuant to which the Corporation or any of its Subsidiaries has incurred indebtedness for borrowed money; or

          (vi) the Corporation or any of its Subsidiaries has failed to make payment when due on any indebtedness for borrowed money pursuant to any debt instrument held by Prudential, and such failure to pay has not been waived or cured.

          "CMIHI" means Chase Manhattan Investment Holdings, Inc. and its affiliates.

          "FIRST PLAZA" means First Plaza Group Trust and its affiliates.

          "INSTITUTIONAL HOLDER" means Prudential, so long as Prudential shall hold any security of the Corporation, First Plaza so long as First Plaza shall hold any security of the Corporation, and each other Person which shall hold shares of Class B Securities representing fifteen percent (15%) or more of the shares of such class at the time outstanding (other than a Person which acquired all of the securities in a public offering registered under the Securities Act of 1933 or as the direct or indirect transferee of securities so acquired).

          "PRUDENTIAL" shall mean The Prudential Insurance Company of America and its affiliates.

          "SENIOR NOTE AGREEMENT" means the Senior Secured Note Agreement dated as of March 28, 1990 among Sifto Canada Inc. and the other parties named therein and the agreements entered into in connection therewith, as the same may be amended, endorsed, supplemented or otherwise modified from time to time.

          "STOCKHOLDERS AGREEMENT" means the Stockholders Agreement dated as of September 26, 1991 among the Corporation and its stockholders.

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          "SUBORDINATED NOTE AGREEMENT" means the Subordinated Note Agreement dated as of March 28, 1990 among North American Salt Company and the other parties named therein as the same may be amended, endorsed, supplemented or otherwise modified from time to time.

                         B.  ISSUANCE OF STOCK

     Part 1. Except as otherwise provided in this Certificate of Incorporation, the Board of Directors shall have authority to authorize the issuance, from time to time, without any vote or other action by the stockholders, of any or all shares of stock of the Corporation of any class or series at any time authorized, and any securities convertible into or exchangeable for any such shares, and any options, rights or warrants to purchase or acquire any such shares, in each case to such persons and on such terms (including as a dividend or distribution on or with respect to, or in connection with a split or combination of, the outstanding shares of stock of the same or any other class or series) as the Board of Directors from time to time in its discretion lawfully may determine. Shares so issued shall be fully paid stock, and the holders of such stock shall not be liable to any further call or assessments thereon.

Part 2.  STOCK SPLITS; ADJUSTMENTS, ETC.

     If the Corporation shall in any manner subdivide or combine the outstanding shares of one class of Common Stock, the outstanding shares of the other classes of Common Stock shall be proportionately subdivided or combined, as the case may be. In the event that the Corporation shall make a rights offering to holders of shares of one class of Common Stock of the Corporation, the Corporation shall simultaneously make another such rights offering to the holders of shares of the other classes of Common Stock on the same terms.

     FIFTH:  The name and mailing address of the incorporator is as follows;

          James M. Curtis
          Winthrop, Stimson, Putnam & Roberts
          One Battery Park Plaza, 24 Whitehall Street
          New York, New York 10004-1490

     SIXTH: The following additional provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for the


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                                     -15-


creation, definition, limitation and regulation of the powers of the Corporation, the directors and the stockholders:

     1. Election of directors need not be by written ballot. The Board of Directors shall have power to make, alter, amend and repeal the By-Laws of the Corporation and to fix the compensation of directors for services in any capacity.

     2. Any corporate action, with respect to which the vote of the stockholders at a meeting thereof is required or permitted by any provision of the General Corporation Law of the State of Delaware or of the Certificate of Incorporation or the By-Laws of the Corporation, is authorized to be taken and may be taken without that vote and meeting, and that vote and meeting may be dispensed with, with the written consent of the holders of a majority (or, if with respect to a particular corporate action where the General Corporation Law of the State of Delaware or the Certificate of Incorporation or the By-Laws of the Corporation specifies a greater percentage, by the holders of that greater percentage) of the stock that would have been entitled to vote upon that action if a meeting were held. Prompt notice shall be given to all stockholders of the taking of any corporate action pursuant to the provisions of this paragraph 2 unless that action has been consented to in writing by the holders of all of the stock that would have been entitled to vote upon that action if a meeting were held.

     3. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law of the State of Delaware or (d) for any transaction from which the director derived an improper personal benefit.

      Any repeal or modification of the foregoing paragraph by the Stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     4. The Corporation shall not be governed by Section 203 of the General Corporation Law of the State of Delaware.

     SEVENTH: The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, by reason of the fact that he, or the person whose legal representative he is, (1) is or was a stockholder, director, officer, employee or agent of the Corporation (including the incorporator thereof), or (2) is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (3) is or was a director, officer or employee of the Corporation serving at the request of the Corporation as a fiduciary of an employee benefit plan or trust maintained for the benefit of employees of the Corporation or employees of any such other enterprise, partnership, joint venture, trust, or other enterprise, against judgments, fines, penalties, amounts paid in settlement, and expenses, including attorneys' fees, actually and reasonably incurred by him and the person whose legal representative he is, in connection with such action, suit or proceeding, or any appeal therein, to the fullest extent permitted by law.

     Expenses which may be indemnifiable under this Section incurred in defending an action, suit or proceedings may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors upon agreement by or on behalf of the stockholder, director, officer, employee or agent, or his legal representative, to repay such amount if he is later found not entitled to be indemnified by the Corporation as authorized in this Article Seventh.

     The Corporation shall not indemnify any stockholder, director, officer, employee or agent against judgments, fines, amounts paid in settlement and expenses, including attorneys' fees, to an extent greater than that authorized by this Article Seventh but the Corporation may procure insurance providing greater indemnification and may share the premium cost with any stockholder, director, officer, employee or agent on such basis as may be agreed upon.

     IN WITNESS WHEREOF, I, the undersigned, being the incorporator named above, have hereunto set my hand and seal this 18th day of September, 1991.

                                        /s/ James M. Curtis
                                --------------------------------------
                                            Incorporator

STATE OF NEW YORK       )
                        :    ss.:
COUNTY OF NEW YORK      )


         BE IT REMEMBERED that on this 18th day of September, 1991, personally came before me Daniel S. Margetanski, a Notary Public in and for the County and State aforesaid, James M. Curtis, parties to the foregoing Certificate of Incorporation, known to me personally to be such, and acknowledged that it is the act and deed of each of them and that the facts stated therein are true.

         GIVEN under my hand and seal of office the day and year aforesaid.


                                    /s/ Daniel S. Margetanski
                           ---------------------------------------------
                                           NOTARY PUBLIC


                                       DANIEL S. MARGETANSKI
                                  Notary Public, State of New York
                                           No. 31-4965489
                                    Qualified in New York County
                                  Commission Expires April 23, 1992

                                CERTIFICATE OF AMENDMENT
                                           TO
                              CERTIFICATE OF INCORPORATION
                                           OF
                                    GSL CORPORATION

                                         *****

                        Adopted in accordance with the provisions
                      of Section 242 of the General Corporation Law
                                of the State of Delaware

                                         *****

     Rose Marie Williams, being the Secretary of GSL Corporation, a corporation duly organized and existing under and by virtue of the General Corporation
Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

     FIRST: That the Certificate of Incorporation of the Corporation be, and hereby is, amended by deleting Paragraph 1B of Part One of Section A of Article Fourth in its entirety and substituting in lieu thereof a new Paragraph 1B of Part One of Section A of Article Fourth to read as follows:

     "FOURTH:
     A. COMMON STOCK
     Part 1. VOTING RIGHTS.
     1B. ELECTION OF DIRECTORS. The number of directors which shall constitute the Board of Directors shall be not less than one nor more than three which exact number shall be established in the By-Laws of the Corporation."

     SECOND: That the Board of Directors of the Corporation approved the foregoing amendment by unanimous written consent pursuant to the provisions of Section 141(f) and 242 of the General Corporation Law of the State of Delaware and directed that such amendment be submitted to the stockholders of the Corporation entitled to vote thereon for their consideration, approval and adoption thereof.

     THIRD: That the stockholders entitled to vote thereon approved the foregoing amendment by written consent in accordance with Section 228 and 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned does hereby certify under penalties of perjury that this Certificate of Amendment to the Certificate of Incorporation of the Corporation is the act and deed of the undersigned and the facts stated herein are true and accordingly has hereunto set her hand this 12th day of January, 2001.

                                       /s/ Rose Marie Williams
                                       -----------------------
                                       GSL Corporation, a Delaware corporation


                                       By:   Rose Marie Williams
                                       Its:  Secretary

                         CERTIFICATE OF AMENDMENT
                                   TO
                       CERTIFICATE OF INCORPORATION
                                   OF
                            GSL CORPORATION

                                 *****

                Adopted in accordance with the provisions
              of Section 242 of the General Corporation Law
                        of the State of Delaware

                                 *****

     Rose Marie Williams, being the Secretary of GSL Corporation, a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

     FIRST: That the Certificate of Incorporation of the Corporation be, and hereby is, amended by deleting Paragraph 1B of Part One of Section A of Article Fourth in its entirety and substituting in lieu thereof a new Paragraph 1B of Part One of Section A of Article Fourth to read as follows:

              The number of directors which shall constitute the
            Board of Directors shall be not less than one nor more
                    than three which exact number shall be
                established in the By-Laws of the Corporation.

     SECOND: That the Board of Directors of the Corporation approved the foregoing amendment by unanimous written consent pursuant to the provisions of Section 141(f) and 242 of the General Corporation Law of the State of Delaware and directed that such amendment be submitted to the stockholders of the Corporation entitled to vote thereon for their consideration, approval and adoption thereof.

     THIRD: That the stockholders entitled to vote thereon approved the foregoing amendment by written consent in accordance with Section 228 and 242 of the General Corporation Law of the State of Delaware.

                                 *****

     IN WITNESS WHEREOF, the undersigned does hereby certify under penalties of perjury that this Certificate of Amendment to the Certificate of Incorporation of the Corporation is the act and deed of the undersigned and the facts stated herein are true and accordingly has hereunto set her hand this ____ day of January, 2001.

                                       /s/ Rose Marie Williams
                                       ---------------------------------------
                                       GSL Corporation, a Delaware corporation

                                       By:   Rose Marie Williams

                                       Its:  Secretary